UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2006

RPM INTERNATIONAL INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 777, 2628 Pearl Road, Medina, Ohio		44258
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(330) 273-5090

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On July 18, 2006, RPM International Inc. (the "Company") entered into Amendment No. 1 to Credit Agreement (the "Credit Amendment"), among the Company, the Lenders named in the Credit Amendment and National City Bank, as the Administrative Agent. Pursuant to the terms of the Amendment, the parties agreed to amend the definition of EBITDA, as used in the Credit Agreement, dated November 19, 2004 (the "Credit Agreement"), to include non-cash charges associated with asbestos liabilities for the period to which the calculation pertains, and to exclude from the definition of EBITDA cash payments made by the Company or any of its subsidiaries in respect of asbestos liabilities during the applicable period. Such liabilities include, without limitation, defense costs and indemnification liabilities incurred in connection with the asbestos liabilities. Under the Credit Agreement, the Company covenants not to permit the ratio of EBITDA to interest expense to be less than 3.5:1. The Credit Amendment was entered into to avoid a breach of covenant by the Company under the Credit Agreement that would have resulted from the establishment of an asbestos reserve, as previously reported in Item 2.02 of the Company’s current report on Form 8-K, dated July 24, 2006.

The Credit Amendment contains customary representations and warranties made by the Company. The Company’s representations and warranties are primarily concerned with its corporate powers and Credit Agreement compliance. The Company further represented that each of the representations and warranties made by the Company in the Credit Agreement were true and correct on and as of the date of the Credit Amendment, except to the extent that any of the representations and warranties made in the Credit Agreement relate to an earlier date.

Amendment to Amended and Restated Receivables Purchase Agreement

On July 18, 2006, the Company entered into Amendment No. 1 to Amended and Restated Receivables Purchase Agreement (the "Receivable Purchase Amendment"), among the Company, RPM Funding Corporation, Victory Receivables Corporation, Variable Funding Capital Company LLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, and Wachovia Bank, National Association, as Administrative Agent. Pursuant to the terms of the Receivables Purchase Amendment, the parties agreed to amend the definition of EBITDA, as used in the Amended and Restated Receivables Purchase Agreement, dated May 10, 2006 (the "Receivables Purchase Agreement"), to the definition of EBITDA described under the Credit Amendment above. Under the Receivables Purchase Agreement, permitting the ratio of EBITDA to interest expense for a fiscal quarter to be less than 3.5:1.0 would constitute an Amortization Event (as defined in the Receivables Purchase Agreement). The Receivables Purchase Amendment was entered into to avoid the triggering of an Amortization Event under the Receivables Purchase Agreement that would have resulted from the establishment of an asbestos reserve, as previously reported in Item 2.02 of the Company's current report on Form 8-K, dated July 24, 2006.

The Receivables Purchase Amendment contains customary representations and warranties made by the Company. The Company's representations and warranties are primarily concerned with the Company's corporate powers and Receivables Purchase Agreement compliance. The Company further represented that each of the representations and warranties made by the Company in Section 5.1 of the Receivables Purchase Agreement (other than Section 5.1(m) thereof) were true and correct on and as of the date of the Receivables Purchase Amendment.

Copies of the Credit Amendment, the Receivables Purchase Agreement and the Receivables Purchase Amendment will be filed as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2006.

Item 1.02 Termination of a Material Definitive Agreement.

On July 18, 2006, pursuant to the terms of the Note Purchase Agreement, dated as of November 15, 2001 (the "Purchase Agreement"), which was filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, dated January 14, 2002, the Company prepaid its 6.61% Senior Notes, Series B, due November 15, 2006, and its 7.30% Senior Notes, Series C, due November 15, 2008 (collectively, the "Notes"). The Company paid all amounts due pursuant to the terms of the Purchase Agreement and did not incur any material early termination penalties in connection with its termination of the Notes. The Required Holders (as defined in the Purchase Agreement) acknowledged that the Company was not in violation of the Fixed Charge Coverage Ratio (as defined in the Purchase Agreement) prior to prepayment of the Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM INTERNATIONAL INC.

July 24, 2006	By:	/s/ P. Kelly Tompkins

Name: P. Kelly Tompkins
Title: Senior Vice President, General Counsel and Secretary